                                 DETAILS, INC.

                      1996 Performance Stock Option Plan
                      ----------------------------------

1.   PURPOSE OF THE PLAN

        The purpose of the DETAILS, INC., 1996 PERFORMANCE STOCK OPTION PLAN (the "Plan") is (i) to further the growth and success of DETAILS, INC., a California corporation (the "Company"), and its Subsidiaries (as hereinafter defined) by enabling employees of the Company and its Subsidiaries to acquire shares of Common Stock, no par value (the "Common Stock"), of the Company, thereby increasing their personal interest in such growth and success, and (ii) to provide a means of rewarding outstanding performance by such persons to the Company and/or its Subsidiaries. Options granted under the Plan may be either "incentive stock options" ("ISOs"), intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options ("NSOs"). In this Plan, the terms "Parent" and "Subsidiary" mean "Parent Corporation" and "Subsidiary Corporation," respectively, as such terms are defined in Sections 424(e) and (f) of the Code. Unless the context otherwise requires, any ISO or NSO is referred to in this Plan as an "Option."

2.      DEFINITIONS

                As used in the Plan, the following capitalized terms have the meanings set forth below:

                     "Acquisition" shall mean the purchase by the Company or any Subsidiary of all or a substantial portion of the assets or stock of another Person, whether by means of an asset acquisition, stock purchase, merger or otherwise.

                     "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or executive officer of such Person), and
        (iii) any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. For the purpose of the above definition, the term "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Asset Sale" means a sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis and shall include the sale of all or substantially all of the capital stock of Details.

        ""Board" has the meaning given to it in Section 3(a).

        "Closing Price" means, as of the date preceding the date of calculation, the average closing sales price of shares of Common Stock of the Company on the twenty (20) business days immediately preceding the time of such determination, as reported by NASDAQ or the national securities exchange on which such shares are traded.

        "Code" has the meaning given to it in Section 1.

        "Committee" has the meaning given to it in Section 3(a).

        "Company" has the meaning given to it Section 1.

        "Tranche II Cumulative EBITDA Target," with respect to any Scheduled Vesting Date, means the amount set forth on Annex I under the heading "Tranche II Cumulative EBITDA Target."

        "EBITDA" means the earnings of the Company and its consolidated subsidiaries before interest expense, provision for income taxes, depreciation and amortization. EBITDA shall be computed based upon the Company's audited consolidated financial statements for the relevant fiscal period.

        "Effective Date" has the meaning given to it in Section 13 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Implied Value" of the Investor Shares means the value of the Investor Shares calculated as the product of (i) the total number of Investor Shares at the time of such determination times (ii) the Closing Price.

        "Initial Public Offering" means the initial public offering of Common Stock of the Company pursuant to a registration statement declared effective under the Securities Act, other than an offering made in connection with a business acquisition or an employee benefit plan.

        "Investor Shares" means, collectively, the 5,357.3 shares of Series A Preferred issued by the Company to the Original Investor on the Original Issuance Date.

        "Investors" shall mean, at any time, the holders of the Investor Shares.

        "IRR" means, with respect to the Investor Shares at the time of a Liquidity Event, the pre-tax, compounded annual internal rate of return realized thereon, calculated on a pro forma basis after giving effect to the vesting, if
                         --- -----
any, of the Reserved Shares that vest (and become Vested Shares) pursuant to Sections 7 and 7A and the exercise of Options to purchase such Vested Shares (including any Reserved Shares vesting in connection with an event for which the IRR is being calculated), assuming all Investor Shares were purchased by one Person on the Original Issuance Date at a price equal to the Original Purchase Price and all such Investor Shares were held continuously by such Person from the Original Issuance Date through the date of such Liquidity Event. In calculating such IRR, there shall be included as a return on the Investor Shares any cash dividends or distributions made by the Company on or with respect to the Investor Shares during such period.

        "ISOs" has the meaning given to it in Section 1.

        "Joinder Agreement" has the meaning given to it in the Stockholders Agreement.

        "Liquidity Event" means the consummation of an Asset Sale or a Stock Sale or the occurrence of a Public Float Event.

        "Net Proceeds" means the proceeds received, or to be received, by the holders of the Investor Shares on or in consideration for such shares in connection with an Asset Sale or Stock Sale, net of all expenses incurred by the Investors in connection therewith that are allocable to such shares other than taxes payable by the Investors in respect of any income or gain recognized on receipt of such net proceeds.

        "NSOs" has the meaning given to it in Section 1.

        "Option" has the meaning given to it in Section 1.

        "Option Agreement" has the meaning given to it in Section 5(b).

        "Optionee" has the meaning given to it in Section 5(a).

        "Original Investors" means, collectively, Chase Manhattan Capital Corporation and its Affiliates (including Baseball Partners, a New York general partnership).

        "Original Issuance Date" means January 31, 1996.

        "Original Purchase Price" means, with respect to each share of Series A Preferred, $2,178.65.

        "Parent" has the meaning given to it in Section 1.

        "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Plan" has the meaning given to it in Section 1.

        "Preferred Stock" has the meaning given to it in Section 1.

        "Public Float Event" means that time, occurring after the first anniversary of the consummation of an Initial Public Offering, when the Value of the Unrestricted Shares equals or exceeds $75 million.

        "Reserved Shares" means, collectively, the Tranche I Reserved Shares and the Tranche II Reserved Shares.

        "Rule 16b-3" has the meaning given to it in Section 3(a).

        "Scheduled Vesting Date" means May 1 of each of 1997, 1998, 1999, 2000 and 2001.

        "SEC" has the meaning given to it in Section 3(a).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Series A Preferred" means the Series A Preferred Sock, no par value, of the Company.

        "Stockholders Agreement" means the Stockholders Agreement as of January 31, 1996, and as hereafter amended from time to time, among the Company and the stockholders of the Company named therein.

        "Stock Sale" means a sale or other disposition of all or substantially all of the outstanding capital stock of the Company, whether by way of merger or otherwise.

        "Subsidiary" has the meaning given to it in Section 1.

        "Target IRR," with respect to any Liquidity Event, means an IRR of 30%.

        "Termination Date" means the earlier to occur of a Liquidity Event or the tenth anniversary of the Effective Date.

        "Termination of Relationship" means if the Optionee is an employee of or consultant to the Company or any Subsidiary, the termination of the Optionee's employment (in the case of an Optionee who is an employee) or consulting relationship (in the case of an Optionee who is a consultant) with the Company or its Subsidiaries for any reason.

        "Tranche II Cumulative EBITDA" means, with respect to any fiscal year of the Company set forth on Annex I, the EBITDA of the Company and its consolidated subsidiaries for the period commencing on January 1, 1996, and ending on the last day of such fiscal year (with such period being treated as one accounting period for such purposes).

        "Tranche I EBITDA Target" means, with respect to any Scheduled Vesting Date or fiscal year of the Company set forth on Annex I, the amount set forth on Annex I opposite such Scheduled Vesting Date or fiscal year under the heading "Tranche I EBITDA Target."

        "Tranche II EBITDA Target" means, with respect to any Scheduled Vesting Date or fiscal year of the Company set forth on Annex I, the amount set forth on Annex I opposite such Scheduled Vesting Date or fiscal year under the heading "Tranche II EBITDA Target."

        "Tranche I Option" means an Option to purchase Tranche I Vested Shares.

        "Tranche II Option" means an Option to purchase Tranche II Vested
Shares.

        "Tranche I Reserved Shares" means, at any time, an aggregate of 880 shares of Common Stock.

        "Tranche II Reserved Shares" means, at any time, an aggregate of 929 shares of Common Stock.

        "Tranche I Vested Shares" means the Tranche I Reserved Shares, if any, that vest in accordance with Section 7 of this Plan.

                 "Tranche II Vested Shares" means the Tranche II Reserved Shares, if any, that vest in accordance with Section 7A of this Plan.

                 "Transfer" means, with respect to any Shares, to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of (including, without limitation, the foreclosure or other acquisition by any lender with respect to any shares pledged to such lender by an Optionee), such shares, either voluntarily or involuntarily and with or without consideration.

                 "Value of Unrestricted Shares," at any time after the first anniversary of the consummation of an Initial Public Offering, means the product of (i) the total number of shares of Common Stock of the Company outstanding at such time that are not restricted securities within the meaning of Rule 144 under the Securities Act, times (ii) the Closing Price.

                 "Vested Shares" means, collectively, the Tranche I Vested Shares and the Tranche II Vested Shares, if any.

3.   ADMINISTRATION OF THE PLAN

           (a)   Stock Option Committee
                 ----------------------
           The Plan shall be administered by the Board of Directors of the Company (the "Board") or a three-person stock option committee (the "Committee") appointed from time to time by the Board, which Committee shall have the power and authority to grant Options under the Plan; provided, however, that, so long
                                               --------  -------
as it shall be required to comply with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission (the "SEC")under the Exchange Act in order to permit officers and directors of the Company to be exempt from the provisions of Section 16(b) of the Exchange Act with respect to transactions effected pursuant to the Plan, each of such persons, at the effective date of his or her appointment to the Committee, shall be a "disinterested person" within the meaning of Rule 16b-3. The members of the Committee may be removed by the Board at any time either with or without cause. Any vacancy on the Committee, whether due to action of the Board or any other cause, shall be filled by the Board. The term "Committee" shall, for all purposes of the Plan other than this Section, be deemed to refer to the Board if the Board is administering the Plan.

           (b)   Procedures
                 ----------

           If the Plan is administered by a Committee, the Board shall from time to time select a Chairman from among the members of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of meetings and the administration of the Plan. A majority of the entire Committee shall constitute a quorum and the actions of a majority of the members of the Committee present at a meeting at which a quorum is present, or actions approved in writing by all of the members of the Committee, shall be the actions of the Committee.

           (c)   Interpretation
                 --------------

           Except as otherwise expressly provided in the Plan, the Committee shall have all powers with respect to the administration of the Plan, including without limitation, full power and authority to interpret the provisions of the Plan and any Option Agreement (as defined in Section 5 (b)) and to resolve all questions arising under the Plan. All decisions of the Board or the Committee, as the case may be, shall be conclusive and binding on all participants in the Plan.

4. ELIGIBILITY

           (a)   General
                 -------

           Options may be granted under the Plan only to persons who are employees of, or consultants to, the Company or any of its Subsidiaries. Options granted to employees of, or consultants to, the Company or any of its Subsidiaries shall be, in the discretion of the Committee, either ISOs or NSOs.

           (b)   Exceptions
                 ----------

           Notwithstanding anything contained in Section 4(a) to the contrary:

                 (i) no ISO may be granted under the Plan to an employee who owns, directly or indirectly (within the meaning of Sections 422(b) (6) and 425(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Parent, if any, or any of its Subsidiaries, unless (A) the Option Price (as defined in Section 6(a) of the shares of Common Stock subject to such ISO is fixed at not less than 110% of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such shares and
     (B) such ISO by its terms is not exercisable after the expiration of five years from the date it is granted;

                 (ii) no Option may be granted to (A) a person who has been appointed pursuant to Section 3(a) to serve on the Committee effective as of a future date at any time during the period from the date such appointment is made to the date such appointment is to become effective or
     (B) to a person who is serving as a member of the Committee; and

                 (iii) no Options may be granted to any Person in any one taxable year of the Company in excess of 33% of the total Options issued or issuable under the Plan.

5.   GRANT OF OPTIONS

           (a)   General
                 -------

           Options may be granted under the Plan at any time and from time to time on or prior to the Termination Date. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its sole discretion, to determine:

                 (i) the persons (from among the class of persons eligible to receive Options under the Plan) to whom Options shall be granted (the "Optionees");

                 (ii)  the time or times at which Options shall be granted;

                 (iii) the percentage of the Vested Shares subject to each Option; and

                 (iv) the Option Price of the shares subject to each Option, which price, in the case of ISOs, shall be not less than the minimum specified in Section 4(b) (i) or Section 6(a) (as applicable).

           (b)   Option Agreements
                 -----------------

           Each Option granted under the Plan shall be designated as an ISO or an NSO and shall be subject to the terms and conditions applicable to ISOs and/or NSOs (as the case may be) set forth in the Plan. Each Option shall specify the percentage of the Tranche I Vested Shares and/or Tranche II Vested Shares for which such Option shall be exercisable and the exercise price for each such Vested Share. In addition, each Option shall be evidenced by a written agreement (an "Option Agreement"), in substantially the form of Exhibit A for an
                                                                ---------
ISO and Exhibit B for an NSO, with such changes thereto as are consistent with
        ---------
the Plan as the Committee shall deem appropriate. Each Option Agreement shall be executed by the Company and the Optionee.

           (c)   No Evidence of Employment or Service
                 ------------------------------------

           Nothing contained in the Plan or in any Option Agreement shall confer upon any Optionee any right with respect to the continuation of his or her employment by or service with the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary (subject to the terms of any separate agreement to the contrary) at any time to terminate such employment or service or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

        (d)  Date of Grant
             -------------

        The date of grant of an Option under this Plan shall be the date as of which the Committee approves the grant; provided, however, that in the case of
                                        --------  -------
an ISO, the date of grant shall in no event be earlier than the date as of which the Optionee becomes an employee of the Company or one of its Subsidiaries.

        (e)  Shares
             ------

        Options shall be granted to purchase a specified percentage of the Tranche I Reserved Shares and/or Tranche II Reserved Shares that become Tranche I Reserved Shares and/or Tranche II Vested Shares, respectively. All Options shall be exercisable for Common Stock.

6.  OPTION PRICE

        (a)  General
             -------

        The price (the "Option Price") at which each Vested Share may be purchased shall be determined by the Committee at the time the Option is granted; provided, however, that in the case of an ISO, such Option Price shall
         --------  -------
in no event be less than 100% (or 110% if Section 4(b) (i) hereof is applicable) of the Fair Market Value on the date of grant (as determined in accordance with Section 6(b)) of such share of Common Stock.

        (b)  Determination of Fair Market Value
             ----------------------------------

        Subject to the requirements of Section 422 of the Code, for purposes of the Plan, the "Fair Market Value" of shares of the Common Stock shall be equal to:

             (i) if the Common Stock is publicly traded, (x) the closing price, if any trades were made on the business day immediately preceding the date of grant and such information is available, otherwise the average of the last bid and asked prices on the business day immediately preceding the date of grant, in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or
    (y) if the Common Stock is then traded on a national securities exchange, the closing price, if any trades were made and such information is available, otherwise the average of the high and low prices on the business day immediately preceding the date of grant, on the principal national securities exchange on which it is so traded; or


             (ii) if there is no public trading market for such shares, the fair value of such shares on the date of grant as determined by the Committee after taking into consideration all factors that it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

        Anything contained in the Plan to the contrary notwithstanding, all determinations pursuant to Section 6(b)(ii) shall be made without regard to any restriction other than a restriction that, by its terms, will never lapse.

        (c)  Repricing of NSOs
             -----------------

        Subsequent to the date of grant of any NSO, the Committee may, at its discretion and with the consent of the Optionee, establish a new Option Price for such NSO so as to increase or decrease the Option Price of such NSO.

7.  VESTING OF TRANCHE I RESERVED SHARES

        (a)  General.  Unless accelerated in the sole discretion of the
             -------
Committee, each Tranche I Option granted pursuant to the Plan shall be exercisable for a specified percentage of the Tranche I Reserved Shares that vest in accordance with this Section 7.

        (b)  Annual Performance.  If the Company's EBITDA for any fiscal year
             ------------------
set forth on Annex I with respect to Tranche I Options equals or exceeds the Tranche I EBITDA Target for such fiscal year set forth on Annex I, then on the next Scheduled Vesting Date following such fiscal year that number of Tranche I Reserved Shares set forth opposite such Scheduled Vesting Date under the heading "Vested Shares" shall vest. Subject to Section 7(c), if the Company fails to meet the Tranche I EBITDA Target for any fiscal year set forth on Annex I, then the Tranche I Reserved Shares that would have otherwise vested on the next Scheduled Vesting Date following such fiscal year shall cease to be Reserved Shares under the Plan and shall no longer be subject to Options granted under the Plan. If the Company makes any capital expenditures not contemplated by the
           ---------------------------------------------------------------------
projections upon which the Tranche I EBITDA Targets are based, or consummates
----------------                                               --------------
any Acquisition or other extraordinary transaction, the Board of Directors will
-------------------------------------------------------------------------------
determine in good faith appropriate adjustments to the Tranche I EBITDA Targets
-----------------------------------------------
and will give the Optionee notice of such adjustments, along with a brief summary of the calculations upon which such adjustments were based.

        (c)  Liquidity Event.  If a Liquidity Event occurs at anytime on or
             ---------------
prior to December 31, 2000, then upon the occurrence of such Liquidity Event or as promptly thereafter as practical, the Committee shall determine in good faith the IRR on the Investor Shares in accordance with generally accepted financial practices and in accordance with the following;

        (i) if the Liquidity Event is a Public Float Event, then the IRR on the Investor Shares shall be determined on the basis of the Implied Value of the Investor Shares at the time of such Public Float Event;

           (ii) if the Liquidity Event is an Asset Sale, then the IRR on the Investor Shares shall be determined on the basis of the pro forma Net
                                                             --- -----
     Proceeds that would be distributed to the holders of the Investor Shares, after payment or provision of all liabilities of the Company and its Subsidiaries has been made, if the Company was liquidated immediately following the occurrence of such Asset Sale; and

           (iii) if the Liquidity Event is a Stock Sale, then the IRR on the Investor Shares shall be determined on the basis of the Net Proceeds actually received by the holders of the Investor Shares in such Stock Sale.

If the IRR on the Investor Shares with respect to a Liquidity Event occurring on or prior to December 31, 2000, equals or exceeds the Target IRR, all of the remaining Tranche I Reserved Shares that were eligible to vest after such Liquidity Event shall vest upon the occurrence or consummation of such Liquidity Event. If the IRR on the Investor Shares with respect to a Liquidity Event occurring on or prior to December 31, 2000, is less than the Target IRR, the remaining Tranche I Reserved Shares that have not theretofore vested shall cease to be Reserved Shares under the Plan and shall no longer be subject to Options granted under the Plan. All decisions by the Committee with respect to any determination of the IRR shall be final and binding on all Optionees.

7A.  VESTING OF TRANCHE II RESERVED SHARES

           (a)   General. Unless accelerated in the sole discretion of the
                 -------
Committee, each Tranche II Option granted pursuant to the Plan shall be exercisable for a specified percentage of the Tranche II Reserved Shares that vest in accordance with this Section 7A.

           (b)   Annual Performance.     (i) If the Company's EBITDA for any
                 ------------------
fiscal year set forth on Annex I with respect to Tranche II Options equals or exceeds the Tranche II EBITDA Target for such fiscal year set forth on Annex I, then on the next Scheduled Vesting Date following such fiscal year that number of Tranche II Reserved Shares set forth opposite such Scheduled Vesting Date under the heading "Vested Shares" shall vest. Subject to Section 7A(b) (ii), if the Company fails to meet the Tranche II EBITDA Target for any fiscal year set forth on Annex I, then the Tranche II Reserved Shares that would have otherwise vested on the next Scheduled Vesting Date following such fiscal year (the "Terminated Portion") shall cease to be Reserved Shares under the Plan and shall no longer be subject to Options granted under the Plan.

              (ii) Anything contained in Section 7A(b)(i) to the contrary notwithstanding, if, with respect to any fiscal year set forth on Annex I (other than the fiscal year ending December 31, 1996), the Company's EBITDA for such fiscal year is equal to or greater than the Tranche II EBITDA Target for such fiscal year set forth on Annex I or the Company's Cumulative EBITDA for such fiscal year is equal to or greater than the Tranche II Cumulative EBITDA Target for such fiscal year set forth on Annex I, then the Terminated Portion or Portions of the Tranche II Reserved Shares shall vest on the Scheduled Vesting Date following such fiscal year together with the portion of the Tranche II Reserved Shares scheduled to vest on such Scheduled Vesting Date.

              (iii) If the Company makes any capital expenditures not contemplated by the projections upon which the Tranche II EBITDA Targets and Tranche II Cumulative EBITDA Targets are based, or consummates any Acquisition or other extraordinary transaction, the Board of Directors will determine in good faith appropriate adjustments to the Tranche II EBITDA Targets and Tranche II Cumulative EBITDA Targets and will give the Optionees notice of such adjustments, along with a brief summary of the calculations upon which such adjustments were based.

         (c)  Liquidity Event. If an Asset Sale or a Stock Sale occurs at any
              ---------------
time on or prior to December 31, 2000, then upon such event or as promptly as practicable thereafter, the Committee shall determine in good faith the IRR on the Investor Shares in accordance with Section 7(c) of this Plan. If the IRR on the Investor Shares with respect to such Asset Sale or Stock Sale occurring on
                                    ------------------------------------------
or prior to December 31, 2000 equals or exceeds the Target IRR, all of the
--------------------------------------------------------------------------
remaining Tranche II Reserves Shares that were eligible to vest after such Asset
--------------------------------------------------------------------------------
Sale or Stock Sale shall vest upon the occurrence or consummation of such event.
-------------------------------------------------------------------------------
If the IRR on the Investor Shares with respect to such Asset Sale or Stock Sale occurring on or prior to December 31, 2000 is less than the Target IRR, the remaining Tranche II Reserved Shares that have not theretofore vested shall cease to be Reserved Shares under the Plan and shall no longer be subject to Options granted under the Plan. All decisions by the Committee with respect to any determination of the IRR shall be final and binding on all Optionees.

8.  TERMINATION OF OPTION

         (a) Each Option granted under the Plan shall automatically terminate and shall become null and void and be of no further force or effect upon the first to occur of the following:

              (i) (A) in the case of an ISO, the tenth anniversary of the date on which such Option is granted or, in the case of any ISO granted to a person described in Section 5(b)(i), the fifth anniversary of the date on which such ISO is granted, and (B) in the case of a NSO, the tenth anniversary of the date on which such Option is granted;

                 (ii) the expiration of 90 days from the effective date of a Termination of Relationship (other than as a result of an Involuntary Termination (as defined in clause (iii) below)) or a Termination For Cause (as defined in clause (iv) below); provided, however, that if the Optionee
                                        --------  -------
     shall die during such 90-day period, the time of termination of the unexercised portion of such Option shall be the expiration of 12 months from such effective date;

                 (iii) the expiration of 12 months after the effective date of a Termination of Relationship, if such termination is due to such Optionee's death or permanent and total disability, within the meaning of Section 22(e)(3) of the Code (as "Involuntary Termination");

                 (iv) immediately upon a Termination of Relationship, if such termination is for cause, as determined in accordance with the provisions of an employment agreement between the Optionee and the Company (provided that cause shall not be deemed to include the death or disability of Optionee), or if no such agreement exists, as determined by the Committee in good faith, or is otherwise attributable to a breach by the Optionee of an employment or other agreement with the Company or any of its Subsidiaries (a "Termination For Cause");

                 (v) the expiration of such period of time or the occurrence of such event as the Committee, in its discretion, may provide in the Option Agreement governing such Option; and

                 (vi) simultaneously with the consummation of an Asset Sale or Stock Sale if at such time a payment is made to each Optionee in an amount, if any, equal to the consideration that would have been received by such Optionee in such transaction if such Optionee had exercised his Option for all Vested shares (including any shares which would become Vested Shares upon consummation of such transaction) immediately prior thereto, less the aggregate exercise price of such Vested Shares.

           (b) The Committee shall have the power to determine what constitutes a Termination For Cause for Purposes of the Plan, and the date upon which such Termination For Cause shall occur. All such determinations shall be final and conclusive and binding upon the Optionee.

9.   LIMITATIONS ON ISOs; NOTICE TO OPTIONEES GRANTED ISOs

           In accordance with Section 422(d) of the Code, the aggregate Fair Market Value determined on the applicable date of grant of all stock with respect to which incentive stock options are exercisable for the first time by such Optionee during any calendar year (under all plans of the Company and its subsidiaries) cannot exceed $100,000, and thus any options granted to acquire such stock with an aggregate Fair Market Value determined on the applicable date of grant in excess of $100,000 shall be treated as NSOs.

           Under certain circumstances, the exercise of an ISO may disqualify the holder from recovering the favorable tax benefits ISOs offer. For example, ISO tax treatment is currently not available if (i) an ISO is exercised within one year of its date of grant or (ii) if the shares issuable upon exercise of an ISO are sold within two years of the grant date of such ISO. Therefore, the Company recommends that each Optionee holding an ISO consult with a competent tax advisor before taking any action with respect to his ISOs.

10.  PROCEDURE FOR EXERCISE

           (a)   Payment
                 -------

           At the time an Option is granted under the Plan, the Committee shall, in its discretion, specify one or more of the following forms of payment that may be used by an Optionee upon exercise of his Option:

                 (i) cash or personal or certified check payable to the Company in an amount equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

                 (ii) stock certificates (in negotiable form) representing shares of Common Stock having a Fair Market Value on the date of exercise (as determined in accordance with Section 6(b), with all references therein to the "date of exercise" equal to the aggregate Option Price of the shares with respect to which the Option is being exercised;

                 (iii) Options to purchase Vested Shares, valued for such purposes at the Fair Market Value per share of Common Stock on the date of exercise (as determined in accordance with Section 6(b), with all references therein to the "date of grant" meaning the "date of exercise", net of the exercise price for each such share; or

                 (iv)  a combination of the methods set forth in clauses (i),
     (ii) and (iii).

           (b)   Notice
                 ------

           An Optionee (or other person, as provided in Section 12(b)) may exercise an Option (for Vested Shares represented thereby) granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Option Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state:

                 (i)   that the Optionee elects to exercise the Option;

                 (ii) the number of Vested Shares with respect to which the Option is being exercised (the "Optioned Shares");

                 (iii) any representations of the Optionee required by the Plan or Option Agreement;

                 (iv) the method of payment for the Optioned Shares (which method must be available to the Optionee under the terms of his Option Agreement);

                 (v) the date upon which the Optionee desires to consummate the purchase (which date must be prior to the termination of such Option);

                 (vi)  a copy of any election filed by the Optionee pursuant to
     Section 83(b) of the Code; and

                 (vii) such further provisions consistent with the Plan as the Committee may from time to time require.

           The exercise date of an Option shall be the date on which the Company receives the Notice from the Optionee. Such Notice shall also contain, to the extent such Optionee is not then a party to the Stockholders Agreement, a Joinder Agreement.

           (c)   Issuance of Certificates
                 ------------------------

           The Company shall issue a stock certificate in the name of the Optionee (or such other person exercising the Option in accordance with the provisions of Section 12(b)) for the Optioned Shares as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such shares. Neither the Optionee nor any person exercising an Option in accordance with the provisions of Section 12(b) shall have any privileges as a stockholder of the Company with respect to any shares of stock subject to an Option granted under the Plan until the date of issuance of a stock certificate pursuant to this Section 10(c).

11.  ADJUSTMENTS

           (a)   Changes in Capital Structure
                 ----------------------------

           If the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, or converted into or exchanged for other securities as a result of a merger, consolidation or reorganization, the Committee shall make such adjustments in the number and class of shares of stock available under the Plan as shall be equitable and appropriate. A corresponding adjustment changing the number and class of shares allocated to, and the Option Price of, each Option or portion thereof outstanding at the time of such change shall likewise be made. Anything contained in the Plan to the contrary likewise be made. Anything contained in the Plan to the contrary notwithstanding, in the case of ISOs, no adjustment under this Section II(a) shall be appropriate if such adjustment (i) would constitute a modification, extension or renewal of such ISOs within the meaning of Sections 422 and 425 of the Code, and the regulations promulgated by the Treasury Department thereunder, or (ii) would, under Section 422 of the Code and the regulations promulgated by the Treasury Department thereunder, be considered as the adoption of a new plan requiring stockholder approval.

           (b)   Special Rules
                 -------------

           The following rules shall apply in connection with Section 11(a) above:

                 (i) no fractional shares shall be issued as a result of any such adjustment, and any fractional shares resulting from the computations pursuant to Section 12(a) shall be eliminated without consideration from the respective Options;

                 (ii) no adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional shares of Common Stock or other securities; and

                 (iii) any adjustments referred to in Section 11(a) shall be made by the Board in its sole discretion and shall be conclusive and binding on all persons holding any Options granted under the Plan.

12.  RESTRICTIONS ON OPTIONS AND OPTIONED SHARES

           (a)   Compliance With Securities Laws
                 -------------------------------

           No Options shall be granted under the Plan, and no shares of Common Stock shall be issued and delivered upon the exercise of Options granted under the Plan, unless and until the Company and/or the Optionee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction.

           The Company in its discretion may, as a condition to the exercise of any Option granted under the Plan, require an Optionee (i) to represent in writing that the shares of Common Stock received upon exercise of an Option are being acquired for investment and not with a view to distribution and (ii) to make such other representations and warranties as are deemed appropriate by the Company. Stock certificates representing shares of Common Stock acquired upon the exercise of Options that have not been registered under the Securities Act shall, if required by the Board, bear the following legend and such additional legends as may be required by the Option Agreement evidencing a particular
Option:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT."

           (b)   Nonassignability of Option Rights
                 ---------------------------------

           No Option granted under this Plan shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee. If an Optionee dies, his or her Option shall thereafter be exercisable, during the period specified in Section 8(a)(i) or (ii) (as the case may be), by his or her executors or administrators to the full extent to which such Option was exercisable by the Optionee at the time of his or her death.

           Before issuing any Options to any Person who is not already a party to the Stockholders Agreement, the Company shall obtain a duly executed Joinder Agreement (as defined in the Stockholders Agreement) from such person.

13.  EFFECTIVE DATE OF PLAN

           This Plan shall become effective on the date (the "Effective Date") of its adoption by the Board; provided, however, that no Option shall be exercisable by an Optionee unless and until the Plan shall have been approved by the stockholders of the Company in accordance with the provisions of its Articles of Incorporation and By-laws, which approval shall be obtained by a simple majority of the votes that may be cast by the stockholders, voting either in person or by proxy, at a duly held stockholders' meeting, or by written consent in lieu of meeting, within 12 months before or after the adoption of the Plan by the Board.

14.  TERMINATION OF THE PLAN

         No Options may be granted after (i) the tenth anniversary of the date on which the Plan is approved by the stockholders of the Company and (ii) the date as of which the Committee, in its sole discretion, determines that the Plan shall terminate (the "Expiration Date"). Any Option outstanding as of the Expiration Date shall remain in effect until they have been exercised or terminated or have expired by their respective terms.

15.  AMENDMENT OF PLAN

         The Committee may, at any time prior to the Expiration Date and with the consent of the Board, modify and amend the Plan in any respect; provided,
                                                                    --------
however, that the approval of the holders of a majority of the votes that may be
-------
cast by all of the of shares of capital stock of the Company, entitled to vote (voting as a single class) shall be obtained prior to any such amendment becoming effective if such approval is required by law or is necessary to comply with regulations promulgated by the SEC under Section 16(b) of the Exchange Act or with Section 422 of the Code or the regulations promulgated by the Treasury Department thereunder.

16.  CAPTIONS

         The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

17.  DISQUALIFYING DISPOSITIONS

         If Optioned Shares acquired by exercise of an ISO granted under this Plan are disposed of within two years following the date of grant of the ISO or one year following the issuance of the Optioned Shares to the Optionee (a "Disqualifying Disposition"), the holder of the Optioned Shares shall, immediately prior to such Disqualifying Disposition, notify the Company in writing of the date and terms of such Disqualifying Disposition and provide such other information regarding the Disqualifying Disposition as the Company may reasonably require.

18.  WITHHOLDING TAXES

         Whenever under the Plan shares of Common Stock are to be delivered by an Optionee upon exercise of an NSO, the Company shall be entitled to require as a condition of delivery that the

Optionee remit or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy all current or estimated future federal, state and local withholding tax and employment tax requirements relating thereto in the event that such remittance is required to allow the Company to receive a deduction in connection with the delivery of such Common Stock or to the extent the Company is unable to satisfy its withholding obligations out of other amounts due from the Company to the Optionee. At the time of a Disqualifying Disposition, the Optionee shall remit to the Company in cash the amount of any applicable federal, state and local withholding taxes and employment taxes.

19.  OTHER PROVISIONS

         Each Option granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion. Notwithstanding the foregoing, each ISO granted under the Plan shall include those terms and conditions that are necessary to qualify the ISO as an "incentive stock option" within the meaning of Section 422 of the Code and the regulations thereunder and shall not include any terms or conditions that are inconsistent therewith.

20.  NUMBER AND GENDER

         With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, and vice-versa, as the context requires.

21.  GOVERNING LAW

         All questions concerning the construction, interpretation and validity of this Plan and the instruments evidencing the Options granted hereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of California, without giving effect to any choice or conflict of law provisions or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

As adopted by the Board of Directors
of DETAILS, INC., on January 31, 1996.

                                    ANNEX I


                              Performance Targets
                              -------------------


                               Tranche I Options
                               -----------------

================================================================================

                                            Tranche I
                   Scheduled Vesting         EBITDA
     FYE                  Date               Target            Vested Shares
--------------------------------------------------------------------------------
   12/31/96              5/1/97            $29,900,000              176
--------------------------------------------------------------------------------
   12/31/97              5/1/98            $31,900,000              176
--------------------------------------------------------------------------------
   12/31/98              5/1/99            $36,545,000              176
--------------------------------------------------------------------------------
   12/31/99              5/1/00            $41,845,000              176
--------------------------------------------------------------------------------
   12/31/00              5/1/01            $45,991,688              176
================================================================================


                              Tranche II Options
                              ------------------

================================================================================

                                 Tranche II                   Tranche II
                 Scheduled         EBITDA       Vested        Cumulative
     FYE        Vesting Date       Target       Shares       EBITDA Target
--------------------------------------------------------------------------------
   12/31/96        5/1/97        $33,200,000      185              --
--------------------------------------------------------------------------------
   12/31/97        5/1/98        $34,900,000      186              --
--------------------------------------------------------------------------------
   12/31/98        5/1/99        $39,745,000      186              --
--------------------------------------------------------------------------------
   12/31/99        5/1/00        $45,245,000      186              --
--------------------------------------------------------------------------------
   12/31/00        5/1/01        $50,291,688      186              --
================================================================================